UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2024

GCM Grosvenor Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 506-6500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2024, GCM Grosvenor Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, holders of the Company’s Class A common stock were entitled to one vote per share held as of the close of business on April 10, 2024 (the “Record Date”) and holders of the Company’s Class C common stock were entitled to 0.888865527 votes per share held as of the Record Date.

Class A common stockholders representing 37,470,978 votes and the Class C common stockholder representing 128,205,737 votes were represented online or by proxy at the Annual Meeting, representing approximately 96.75% of the combined voting power of the Company’s Class A and Class C common stock as of the Record Date. Below are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 25, 2024.

Proposal One. To elect Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III as directors to serve until the Annual Meeting of Stockholders to be held in 2025, and until their respective successors shall have been duly elected and qualified. The results of the voting were as follows:

Nominee	For	Withheld	Broker Non-Votes
Michael J. Sacks	150,922,761	9,817,451	4,936,503
Angela Blanton	152,176,920	8,563,292	4,936,503
Francesca Cornelli	152,176,920	8,563,282	4,936,503
Jonathan R. Levin	155,672,230	5,067,982	4,936,503
Stephen Malkin	155,673,289	5,066,923	4,936,503
Blythe Masters	146,268,858	14,471,354	4,936,503
Samuel C. Scott III	147,568,154	13,172,058	4,936,503

Proposal Two. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
147,818,301	17,829,302	29,112	0

Proposal Three. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
142,641,690	13,349,012	4,749,510	4,936,503

Proposal Four. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The results of the voting were as follows:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
132,545,707	2,521	23,454,950	4,737,034	4,936,503

Based on the foregoing votes, Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III were elected as directors, Proposal Two was approved, Proposal Three was approved and three years was approved for the frequency in Proposal Four.  In light of these results, which are consistent with the Board of Director’s recommendation, the Company has determined to hold an advisory (non-binding) vote on executive compensation every three years until such time as the next advisory (non-binding) vote regarding the frequency of advisory (non-binding) votes on executive compensation is submitted to the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.

Date: June 10, 2024	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer

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